EXHIBIT 10.48


                           CONSULTING AGREEMENT


     This Agreement (the "Agreement") is made as of the 14{th} day of February, 2001 to be effective as of February 15, 2001, between Home Properties of New York, L.P. (the "Company"), a New York limited partnership, and Amy L. Tait ("Consultant").

                           W I T N E S S E T H:

     WHEREAS, the parties hereto desire to establish a formal and continuing consulting relationship for the period after Consultant ceases to be an officer and employee of the Company;

     NOW, THEREFORE, the Company and Consultant hereby agree as follows

     1.   Definitions

     "Affiliate" means any person, corporation, company, partnership or other legal entity which controls, is controlled by or is under common control with the Company.

     "Board of Directors" means the Board of Directors of Home Properties of New York, Inc.

     "Business" means the acquisition, financing, operation and management of multifamily apartment communities and management, financing and operation of the Company and its Affiliates and such other activities as are of strategic importance to the Company or any of its Affiliates.

     "Person" shall mean an individual, a corporation, trust, partnership, sole proprietorship and other legal entity.

     2. Consulting Duties and Obligations. Effective the 15th day of February, 2001 (the "Effective Date"), the Company hereby engages
Consultant as a consultant, and Consultant hereby accepts such engagement on the following terms and conditions:

     A.    Duties.

        (a) As Reasonably Needed. During the term of Consultant's engagement under this Agreement, Consultant shall be reasonably available during normal business hours on a reasonable "as-needed" basis at such times and places as shall be reasonably requested by the executive officers to assist the Company as a general advisor to its Business and such other projects as may be requested of Consultant by the executive officers or Board of Directors.

        (b) Location. Consultant will be provided an office as needed and access to support staff to perform the services requested of Consultant at the headquarters of the Company.



     B.   Limitations.   Consultant's services shall be those of an
independent contractor rather than an employee or agent of Company, and Consultant is not be authorized to bind Company or to act on behalf of Company. Consultant shall perform the services requested pursuant to this Agreement in accordance with Consultant's own methods and judgment. Consultant may, during the term of this Agreement, act as an officer or director of any other business or activity except as expressly prohibited by this Agreement.

     3. Confidential Information. Consultant acknowledges that by reason of this Consulting Agreement, she may have access to confidential information of the Company and any of its Affiliates, including, without limitation, customer lists, information pertaining to acquisitions, services, developments, improvements in existing services and financial information of the Company or any such Affiliate. Consultant agrees that she will not, for any reason whatsoever, directly or indirectly, use or benefit from, or disclose to any Person, any confidential information relating to the Business without the express written authorization of appropriate officers of the Company. This covenant shall survive the expiration or earlier termination of this Agreement.

     4.   Non-compete.   From and after the Effective Date to and including
February 15, 2002, Consultant agrees that she will not directly or indirectly, without the written consent of the Board, own, manage, operate, control, be employed by, or participate in or be connected with (excluding the ownership of less than a 5% limited partnership interest in the case of a partnership and less than 5% of the outstanding voting shares in the case of a corporation) any entity owning or having a financial interest in, whether direct or indirect, a business entity which is in the business of owning, operating, acquiring, developing or otherwise dealing in multifamily residential real properties in any area within a 200 mile radius of any real property owned by the company or any of its affiliates. This covenant shall survive the expiration or earlier termination of this Agreement.

     5. Compensation. In consideration of the performance by Consultant of her obligations under this Agreement, including but not limited to the non-compete agreement set forth in paragraph 4 above, Consultant shall receive compensation of $198,000 payable in twelve monthly installments of $16,500 each, beginning on March 1, 2001 and continuing on the first day of each month thereafter. Payments shall be made by check payable to Consultant. In addition, on or about February 15, 2001 and to induce Consultant to execute this Agreement, the Company shall pay Consultant a one time fee equal to $127,000.

     6.   Term.   The term of this Agreement shall commence on February 15,
2001, and end on February 15, 2002, unless sooner terminated as provided below.

     7. Termination. The Company may terminate this Agreement by written notice (the "Termination Notice") upon the occurrence of any one of the following events of default (each, an "Event of Default"):

          (A) the failure by Consultant to perform any of Consultant's obligations under this Agreement and to cure such failure within 10 days after written notice thereof;

          (B) the death or disability of Consultant. As used in this Agreement, the term "disability" means the Consultant's inability to engage in substantial gain or activity with respect to the Company by reason of any medically determined physical or mental impairment which is expected to last for a continuous period of three (3) months. The Company shall determine such disability by such objective proof as it shall reasonably require.

This Agreement shall terminate on the date specified by the Company in any notice of termination given in accordance with this Agreement and the Company shall thereafter have no further liability or obligation to the Consultant under this Agreement and, expressly, no obligation to make the payments described in Section 5 above, and this Agreement, together with such payment obligation, shall be terminated, cancelled and of no further force or effect.

     8. Miscellaneous Terms. This Agreement shall be subject to the following terms and conditions:

     (A) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and deemed to have been duly given or made if delivered personally or by facsimile on a business day, or sent by certified mail or recognized overnight courier and will be given when received by the addressee:

          If to Company:

          Home Properties of New York, Inc.
          850 Clinton Square
          Rochester, NY 14604
          Facsimile:
               Attn:  Ann M. McCormick


     If to Consultant:

          Ms. Amy L. Tait
          2615  East Avenue
          Rochester, NY  14610

      (B) Assignment. This Agreement is personal to Consultant and Consultant may not assign or delegate the rights or obligations hereunder, other than to Tait Realty Advisors, LLC, without first obtaining the written consent of the Company.

     (C) Severability. Each paragraph of this Agreement is severable and should any court or other governmental body or competent jurisdiction declare any provision of this Agreement invalid or unenforceable by reason of any rule of law or public policy, all other provisions hereunder shall remain in full force and effect.

     (D) Waiver of Breach. The waiver by the Company of a breach by Consultant of any provision of this Agreement shall not operate to be construed as a waiver of any subsequent breach by Consultant.

     (E) Binding Effect. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, including any acquirer of substantially all of the business or assets of the Company and its Affiliates.

     (F) Entire Agreement and Changes. This Agreement contains the entire agreement of the parties and may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     (G) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute one and the same instrument

     (H) Applicable Law; Jurisdiction. This Agreement shall be governed of the State of New York both as to interpretation and performance and without regard to its principles on conflicts of laws. The parties submit to the exclusive jurisdiction of the Courts of the State of New York, federal and state, located in Monroe County for the resolution of any dispute which does or may arise under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


HOME PROPERTIES OF NEW YORK, L.P.
By: Home Properties of New York, Inc., General Partner


By: _/s/ Norman Leenhouts
       -----------------------------------
      Norman Leenhouts, Chairman


By:/s/ David P. Gardner               /s/ Amy L. Tait
     --------------------            ----------------------
    David P. Gardner,                 Amy L. Tait
    Senior Vice President